Exhibit 99.1

NEWS ANNOUNCEMENT	FOR IMMEDIATE RELEASE

Contacts:
Christopher Zigmont	Stewart Lewack, Robert Rinderman
Chief Financial Officer	Jaffoni & Collins Incorporated
Wire One Technologies, Inc.	212/835-8500
603/898-0800; investorrelations@wireone.com	wone@jcir.com

REMINDER:
Wire One management is conducting a conference call today, May 1st at 5:00 p.m. (Eastern time), to discuss the Company’s 2003 first quarter results. The conference call dial-in is: 612/288-0329. Interested parties can also listen to a live webcast of the call at: http://www.wireone.com/investor_relations.htm or http://www.ccbn.com. The call and webcast are open to the general public.

Wire One Reports 2003 First Quarter
Results from Continuing Operations

HILLSIDE, N.J., May 1, 2003 –Wire One Technologies, Inc. (NASDAQ: WONE), a provider of video communications solutions, announced today financial results from continuing operations for the three-month period ended March 31, 2003. Continuing operations exclude contributions from Wire One’s audio-visual integration business, which was sold on March 10, 2003. Summary results for the 2003 first quarter are reported below, and full financial tables follow.

Summary Q1 Financial Results From Continuing Operations
(unaudited) (in thousands, except per share data)

	March 31, 2003	March 31, 2002

Total Revenue	$20,503	$19,192

Video Solutions – Equipment	14,528	14,438

Video Solutions – Service	3,748	3,655

Video Network	2,227	1,099

EBITDA (1)	(1,096)	(817)

Net loss	(3,856)	(2,139)

Net loss per share	$(0.13)	$(0.08)

(1)	Earnings before interest, taxes, depreciation and amortization (EBITDA) should be considered a non-GAAP financial measure and is provided to more clearly present the financial results that management uses to evaluate its business. Reconciliation of this non-GAAP financial measure to the most directly comparable financial measure reported in accordance with GAAP is presented in a separate section at the end of this press release. Investors should not consider this measure in isolation or as a substitute for operating income or any other measure for determining our operating performance or liquidity that is calculated in accordance with GAAP.

(more)

Commenting on the results for the period, Chairman and Chief Executive Officer Rich Reiss stated, “Wire One’s first quarter results reflect a continuation of the steady growth we have been achieving in spite of challenging economic conditions and a sluggish IT spending environment. Video Solutions segment revenues were on plan and, for the first time in the Company’s history, first quarter revenues from this segment, which in the past have been sequentially down from fourth quarter results, were flat compared to the previous period.

“Moreover, we continue to generate positive year-over-year subscriber growth on our GlowpointSM video network service, underscoring its growing level of acceptance across a diverse array of companies and organizations. This past week (April 26, 27 and 28), ESPN® utilized Glowpoint to videoconference live, broadcast-quality interviews with team personnel from 31 of the NFL’s® 32 team headquarters – further validating the reliability and quality of our service. We also finalized agreements during the quarter with two of the world’s leading telecom companies to jointly market the Glowpoint service in key European, Latin American and Asian markets.”

2003 Q1 Operating and Financial Highlights
•	Revenues for the Video Network segment rose nearly 30 percent from the fourth quarter of 2002 and over 100 percent from the first quarter of 2002. This performance was driven by Glowpoint, which generated revenues of $1.7 million during the 2003 first quarter. A table providing more complete financial information for the Video Network segment is provided below.
•	In an ongoing effort to expand Glowpoint’s subscriber base and global service capabilities, Wire One forged joint marketing agreements with: Telefonica Data USA (subsidiary of Telefonica S.A.) for the Caribbean and Latin America regions and Cable and Wireless for the United Kingdom, Japan and Europe. Subsequent to the quarter, Wire One also appointed VisionNex the exclusive sales agent for Glowpoint in China and Hong Kong.
•	Reflecting improvements in the gross margin on sales of video equipment and services, the Company’s gross margin rose over four percentage points to 22.4% from the 18.3% gross margin reported in the fourth quarter of 2002. The Company also lowered its general and administrative expenses during the first quarter of 2003 by approximately $1.0 million from the fourth quarter of 2002.
•	To better focus on core operating competencies and more prudently manage internal resources, the Company exited the audio-visual equipment integration business in March through a strategic sales and marketing relationship with SPL Integrated Solutions. Together with improved collections of accounts receivable, this change helped Wire One generate positive cash flow from operations for the first time in its history.

Mr. Reiss continued, “We are encouraged by Glowpoint’s upward trend in usage statistics, which illustrate its effectiveness as a productivity enhancement tool. It is our belief that as potential users continue to discover the state-of-the-art quality of video communications available today, greater adoption rates and industry growth will follow.”

(more)

Sequential Glowpoint Metrics – Summary

	Q1 2003	Q4 2002	% Change

# Endpoints Installed or Under Contract	1,450	1,150	26

Average # Endpoints Receiving Invoices	806	574	40

# Glowpoint Customers	245	204	20

Total Minutes of Use	2.0 million	1.4 million	43

Total Number of Calls	16,716	12,415	35

Total Glowpoint Revenue	$1.7 million	$1.2 million	42

About Wire One Technologies
Wire One Technologies, Inc. (www.wireone.com) is a leading full-service provider of a complete range of video communications solutions, including GlowpointSM , the first IP-based subscriber network dedicated to video communications. With 1,450 endpoints installed or under contract, Glowpoint provides connectivity through a variety of solutions including DSL, T1, ATM and Optical Ethernet. Wire One is also a leading integrator for major video communications manufacturers including Polycom, Tandberg, RADVISION, Cisco Systems, Sony, VCON and VTEL, and is the first video communications provider to receive Frost & Sullivan’s Market Engineering Service Innovation Award. Wire One’s installed equipment customer base includes more than 3,000 companies with approximately 22,000 videoconferencing systems in the commercial, federal and state government, medical and education marketplaces nationwide and across the globe.

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The statements contained herein, other than historical information, are or may be deemed to be forward-looking statements and involve factors, risks and uncertainties that may cause actual results in future periods to differ materially from such statements. These factors, risks and uncertainties include market acceptance and availability of new products and services; the nonexclusive and terminable-at-will nature of reseller agreements with manufacturers; rapid technological change affecting products and services; the impact of competitive products and services, as well as competition from other resellers and service providers; possible delays in the shipment of new products; and the availability of sufficient financial resources to enable the Company to expand its operations and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

WIRE ONE, GLOWPOINT and SCHEDULEPOINT are service marks of Wire One Technologies, Inc. All other marks are trademarks or service marks of their respective owners.

(financial tables follow)

Wire One Technologies, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,

	2003	2002

Revenue
Video Solutions
Equipment	$14,528,405	$14,438,325
Service	3,747,432	3,654,439
Video Network	2,226,858	1,099,421

	20,502,695	19,192,185

Cost of revenues
Video Solutions
Equipment	11,582,078	10,316,066
Service	2,030,549	1,774,477
Video Network	2,294,287	969,541

	15,906,914	13,060,084

Gross Margin
Video Solutions
Equipment	2,946,327	4,122,259
Solutions	1,716,883	1,879,962
Video Network	(67,429)	129,880

	4,595,781	6,132,101

Operating expenses
Selling	5,850,942	6,446,554
General and administrative	1,653,089	1,803,637

Total operating expenses	7,504,031	8,250,191

Loss from continuing operations	(2,908,250)	(2,118,090)

Other (income) expense
Amortization of deferred financing costs	45,509	13,757
Interest income	(5,189)	(19,330)
Interest expense	373,050	26,239
Amortization of discount on subordinated debentures	534,625	—

Total other expenses, net	947,995	20,666

Net loss from continuing operations	(3,856,245)	(2,138,756)

Loss from discontinued AV operations	(793,022)	(419,752)

Net loss attributable to common stockholders	$(4,649,267)	$(2,558,508)

Net loss from continuing operations per share, basic & diluted	$(0.13)	$(0.08)

Loss from discontinued AV operations per share, basic & diluted	$(0.03)	$(0.01)

Net loss attributable to common stockholders per share, basic & diluted	$(0.16)	$(0.09)

Weighted avg. diluted common shares, basic & diluted	29,029,894	28,232,809

(consolidated balance sheets follow)

Wire One Technologies, Inc.
Consolidated Balance Sheets

	March 31, 2003	December 31, 2002

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$656,707	$2,762,215
Accounts receivable-net	22,873,348	25,441,557
Inventory-net	7,009,204	8,122,996
Net assets of discontinued operations	683,970	807,067
Other current assets	5,666,333	6,876,476

Total current assets	36,889,562	44,010,311

Furniture, equipment and leasehold improvements-net	14,380,595	14,196,679
Goodwill	2,547,862	2,547,862
Other assets	715,547	746,812

Total assets	$54,533,566	$61,501,664

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,146,168	$9,049,961
Accrued expenses	1,657,631	2,122,813
Deferred revenue	7,884,035	7,871,268
Current portion of capital lease obligations	125,991	25,874

Tot current liabilities	17,813,825	19,069,916

Noncurrent liabilities:
Bank loan payable	3,521,578	5,845,516
Capital lease obligations, less current portion	53,901	—

Total noncurrent liabilities	3,575,479	5,845,516

Total liabilities	21,389,304	24,915,432

Commitments and contingencies

Subordinated debentures	4,888,000	4,888,000
Discount on subordinated debentures	(4,353,375)	(4,888,000)

Subordinated debentures, net	534,625	—

Stockholders’ Equity:
Preferred stock, $.0001 par value;
5,000,000 shares authorized, none issued	—	—
Common Stock, $.0001 par value; 100,000,000 authorized;
29,125,368 and 28,931,660 shares outstanding, respectively	2,913	2,893
Treasury stock, 39,891 shares at cost	(239,742)	(239,742)
Additional paid-in capital	131,805,027	131,132,374
Accumulated deficit	(98,958,561)	(94,309,293)

Total stockholders’ equity	32,609,637	36,586,232

Total liabilities and stockholders’ equity	$54,533,566	$61,501,664

(consolidated statements of cash flows follows)

Wire One Technologies, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,

	2003	2002

Cash flows from Operating Activities:
Net loss	$(4,649,267)	$(2,558,508)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,756,285	1,195,110
Amortization of deferred financing costs	45,509	13,757
Amortization of discount on subordinated debentures	534,625	—
Non cash compensation	243,543	105,704
Increase (decrease) in cash attributable to changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	2,568,209	4,150,623
Inventory	496,260	(599,178)
Net assets of discontinued operations	123,097	—
Other current assets	1,059,081	(2,578,580)
Other assets	(8,471)	(140,739)
Accounts payable	(903,793)	(2,876,584)
Accrued expenses	(465,182)	(1,339,915)
Deferred revenue	12,767	(1,029,798)
Other current liabilities	—	(1,465,049)

Net cash provided by (used in) operating activities	812,663	(7,123,157)

Cash flows from Investing Activities
Purchases of furniture, equipment and leasehold improvements	(515,275)	(1,295,128)
Costs related to acquisition of business, including cash acquired	—	(2,253)

Net cash used by investing activities	(515,275)	(1,297,381)

Cash flows from Financing Activities
Proceeds from common stock offering	—	20,257,962
Cost of issuance of subordinated debentures	(36,316)	—
Exercise of warrants and options, net	41,214	355,344
Proceeds from bank loans	25,788,354	3,018,910
Payments on bank loans	(28,112,292)	(13,646,992)
Deferred financing costs	(5,774)	—
Payments on capital lease obligations	(78,082)	(17,669)

Net cash provided by (used in) financing activities	(2,402,896)	9,967,555

Increase (decrease) in cash and cash equivalents	(2,105,508)	1,547,017

Cash and cash equivalents at beginning of period	2,762,215	1,689,451

Cash and cash equivalents at end of period	$656,707	$3,236,468

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$72,873	$26,239

Taxes	$—	$—

Non-cash financing and investing activities:
Equipment with costs totaling $232,100 was acquired under capital lease arrangements during the quarter ended March 31, 2003.

(supplementary tables follow)

EBITDA Reconciliation
(Unaudited)

	Three Months Ended March 31,

	2003	2002

Net loss from continuing operations	$(3,856,245)	$(2,138,756)
Depreciation and amortization	1,756,285	1,195,110
Amortization of deferred financing costs	45,509	13,757
Amortization of discount on subordinated debentures	534,625	—
Non-cash compensation	243,543	105,704
Interest expense, net	180,651	6,909

EBITDA from continuing operations	(1,095,632)	(817,276)

Loss from discontinued AV operations	(793,022)	(419,752)

EBITDA	$(1,888,654)	$(1,237,028)

Summary Income Statement of Discontinued AV Operation
(Unaudited)

	Three Months Ended March 31,

	2003	2002

Net revenues	$2,241,925	$5,811,950
Cost of revenues	2,019,000	4,938,825
Gross margin	222,925	873,125

Operating expenses
Selling (1)	953,925	1,218,450
General and administrative	62,022	74,427

Total operating expenses	1,015,947	1,292,877

Loss from discontinued AV operation	$(793,022)	$(419,752)

(1)	Selling expense includes the cost of sales representatives who subsequent to the sale have been re-deployed to selling other video products and services.

Segment Information
(Unaudited)

	Three Months Ended March 31, 2003			Three Months Ended March 31, 2002

	Video Solutions	Video Network	Total	Video Solutions	Video Network	Total

Net revenues	$18,275,837	$2,226,858	$20,502,695	$18,092,764	$1,099,421	$19,192,185
Cost of revenues	13,612,627	2,294,287	15,906,914	12,090,543	969,541	13,060,084

Gross margin	4,663,210	(67,429)	4,595,781	6,002,221	129,880	6,132,101

Operating expenses	5,834,333	1,669,698	7,504,031	6,516,024	1,734,167	8,250,191
Other expenses, net	22,755	925,240	947,995	6,879	13,787	20,666

Net loss from continuing operations	$(1,193,878)	$(2,662,367)	$(3,856,245)	$(520,682)	$(1,618,074)	$(2,138,756)

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